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                                                                    EXHIBIT 99.1


                                   [AFC LOGO]

AFC REPORTS FOURTH QUARTER 2003 OPERATING PERFORMANCE RESULTS


COMPANY PROVIDES UPDATE ON KEY BUSINESS DRIVERS FOR PERIODS 11, 12, AND 13 OF
2003


ATLANTA, Jan 21, 2004 -- AFC Enterprises, Inc. (Ticker: AFCE), the franchisor and operator of Popeyes(R) Chicken & Biscuits, Church's Chicken(TM), Cinnabon(R) and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally, today announced operating performance results for the fourth quarter of 2003, which included the Company's fiscal period 11 (10/6-11/2), period 12 (11/3-11/30) and period 13 (12/1-12/28). Results for periods 11 and 12 were previously announced in a press release dated December 16, 2003.

AFC will host a conference call and internet webcast ( www.afce.com ) with the investment community at 9:00 AM eastern time on Thursday, January 22, 2004, to review the fourth quarter of 2003 operational results and to provide an update on the overall business.

Overall Performance

Domestic Same-Store Sales Growth

AFC reported that blended domestic same-store sales growth at its restaurants and bakeries were up 0.4 percent for the fourth quarter of 2003, compared to a decrease of 3.3 percent for the fourth quarter of 2002. The Company continued to see improvements in its domestic same-store sales growth throughout the quarter, representing AFC's first quarter of positive domestic performance since the second quarter of 2002.

AFC's average check for the fourth quarter of 2003 also improved primarily due to the Company's expanded promotional offerings and sustained operational focus. The average check in the fourth quarter of 2003 was up 4.8 percent for Church's,
3.0 percent for Popeyes and 0.7 percent for Cinnabon.

The following table presents domestic same-store sales growth by brand for periods 11 through 13 and the fourth quarter of 2002 and 2003.

    Domestic
     System-wide
    Same-Store
     Sales        P11     P12     P13      Q4     P11     P12     P13      Q4
                 2002    2002    2002    2002    2003    2003    2003    2003

     Popeyes     (0.5%)  (1.6%)  (3.0%)  (1.7%)  (3.1%)  (1.1%)   0.5%   (1.2%)
     Church's    (5.9%)  (3.4%)  (4.9%)  (4.8%)   3.2%    2.0%    5.6%    3.6%
     Cinnabon    (1.8%)  (9.3%)  (9.6%)  (7.4%)  (4.0%)   0.0%    1.8%   (0.4%)
     Blended
      Domestic
      System-
      wide
      Comparable
      Store
      Sales      (2.5%)  (3.0%)  (4.4%)  (3.3%)  (1.1%)   0.0%    2.3%    0.4%

Specific drivers that helped to improve same-store sales in the fourth quarter of 2003 included:

         -- Church's continued an effective promotional strategy that included the holiday bundle, an eight piece mixed bundle with sides and four


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                  biscuits for $9.99, in addition to a Zesty Shrimp Crunchers promotion offering 14 to 16 pieces at $2.99.
         -- Church's discontinued the previous "full life" advertising campaign and replaced it with new food-focused advertising.
         -- Popeyes worked closely with franchisees to optimize execution at the restaurant level by mobilizing and coordinating marketing and operational resources in key large city Designated Market Areas (DMA's) to focus on sales building activities, media programs and operational issues such as training, store appearance and drive-thru efficiency.
         -- Popeyes returned to historically strong promotions, including crawfish and the holiday platter featuring a free 2-liter of coke with any 12-piece or larger bundle offering.
         -- Cinnabon remained focused on its "Operational Excellence" initiative that emphasized quality, availability and guest service, which facilitated improved capture rates.
         -- Cinnabon helped to drive additional brand awareness by expanding its licensing initiatives, partnering with General Mills and launching the Cinnabon Streussel Muffins into the club channels.

AFC reported that full-year blended domestic same-store sales growth decreased
2.5 percent for 2003. This figure was in line with the Company's previously stated full-year blended domestic same-store sales growth projection of a 2.5-3.5 percent decrease.

New System-wide Openings

The AFC system opened 110 restaurants, bakeries and cafes during the fourth quarter of 2003, compared to 139 total system-wide openings in the fourth quarter of 2002. For the full year of 2003, the AFC system opened 336 new units as compared to 422 new units opened in 2002. The 336 new units opened in 2003 were slightly lower than the previous forecast of 345-370 new unit openings due primarily to construction and permitting delays for Church's and Cinnabon.


                                Unit Openings

                  P11   P12    P13   Q4     P11    P12    P13     Q4
                 2002  2002   2002  2002   2003   2003    2003   2003

     Popeyes      15    11     18    44     17     17      17      51
     Church's      3    13     32    48      6      4      11      21
     Cinnabon      7     9     19    35      5     11      11      27
     Seattle's
      Best
      Coffee(1)    1     1     10    12      5      1       5      11
     Total
      Openings    26    34     79   139     33     33      44     110

         (1) Includes SBC units in Hawaii, on military bases and internationally only.

                                 Unit Count *

                         2002      2002    2002     2003      2003    2003
                         P11       P12     P13      P11       P12     P13

     Popeyes            1,681     1,694   1,712    1,785     1,796   1,806
     Church's           1,481     1,496   1,509    1,513     1,515   1,521
     Cinnabon             603       609     612      621       631     626
     Seattle's
      Best
      Coffee              184        85      91      134       135     138

     Total Unit Count   3,849     3,884   3,924    4,053     4,077   4,091

         (1) Includes SBC units in Hawaii, on military bases and internationally only.
                  * P13 signifies end of fourth quarter for 2002 and 2003.

On a system-wide basis, AFC had 4,091 units at the end of the fourth quarter of 2003. The composition of units at the end of the fourth quarter of 2003 was comprised of 3,139 domestic units and 952 international units in Puerto Rico and 35 foreign countries. The unit count represented 437 Company owned restaurants and bakeries, in addition to 3,654 franchised restaurants, bakeries and cafes.

Commitments

The Company signed 128 new commitments for unit expansion in the fourth quarter of 2003 versus 472 signed in the fourth quarter of 2002. On a full- year basis, AFC added 325 new commitments in 2003 versus 976 signed in 2002. This number was somewhat below AFC's expectation of 350-400, primarily driven by lengthened international negotiations for new Cinnabon development. The year over year decline in new commitments signed was largely due to the Company's inability to participate in certain domestic franchise sales-related activities, including the sale of new commitments, due to the delayed fiscal year 2002 and quarterly 2003 financial statements. The Company will reengage in domestic franchise sales after finalizing and filing its franchise offering circulars and renewing its state franchise registrations. This process will follow the release of its 2003 audited financial statements.

Commenting on AFC's operational performance, Dick Holbrook, President and COO of AFC Enterprises, stated, "We remain focused on what is needed to improve business performance. The crusade of our brands is to work closely with our franchise partners to identify brand-building opportunities that will yield dividends for their business. These intense efforts are evidenced in the improving sales as we concluded 2003. The Company continues to implement initiatives that we expect will improve these business trends further in 2004."

Other Key Business Matters

Status of 2003 Regulatory Filings

The Company remains focused on preparing its 10-Q filings for the first three quarters of 2003. AFC and its independent auditor, KPMG, LLP, are working diligently to facilitate the audit and prepare its Annual Report on Form 10-K for 2003 in March of this year. Upon completion and filing of such statements, the Company intends to begin the Nasdaq listing application process.

Outstanding Debt

AFC's outstanding debt under its credit facility agreement, net of investments, at the end of 2003 was approximately $126 million versus $218 million at the end of 2002.


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Unusual Expenses

AFC is still expecting to incur $19-$20 million of unusual expenses in 2003. As previously reported, these unusual expenses are related to the re- audit process for fiscal years 2002, 2001 and 2000, expenses related to the amendment of AFC's credit facility agreement, shareholder litigation and the Company's productivity initiative.

Concluding Remarks

Remarking on AFC's key business matters, Chairman and CEO Frank Belatti, stated, "2003 represented a challenging year for the Company but we remained focused on the items that needed to get executed. We look to 2004 as a year for driving value to our stakeholders as we focus on completing the financials, continuing to improve the performance of the business and managing the portfolio."

Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of 4,091 restaurants, bakeries and cafes as of December 28, 2003, in the United States, Puerto Rico and 35 foreign countries under the brand names Popeyes(R) Chicken & Biscuits, Church's Chicken(TM), Cinnabon(R) and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally. AFC's primary objective is to be the world's Franchisor of Choice(R) by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at www.afce.com .

AFC Contact Information:

Felise Glantz Kissell, Vice President, Investor Relations & Finance (770) 353-3086 or fkissell@afce.com


                  Additional Operational Performance Charts

                    Total Domestic Same-Store Sales Growth
                           4Q Ended    4Q Ended     Year Ended   Year Ended
                           12/29/02    12/28/03      12/29/02     12/28/03
    Popeyes
     Company                 2.4%        (4.7%)        1.1%        (2.4%)
     Franchised             (2.0%)       (1.0%)        0.6%        (2.7%)
    Total Domestic          (1.7%)       (1.2%)        0.7%        (2.6%)
     Church's
     Company                (4.2%)        4.5%        (1.3%)       (0.8%)
    Franchised              (5.0%)        3.2%        (1.7%)       (2.7%)
    Total Domestic          (4.8%)        3.6%        (1.6%)       (2.1%)
     Cinnabon
     Company                (7.8%)       (2.0%)       (2.6%)       (6.6%)
    Franchised              (7.2%)        0.1%        (6.9%)       (3.2%)
    Total Domestic          (7.4%)       (0.4%)       (5.7%)       (3.9%)

    Total                   (3.3%)        0.4%        (0.6%)       (2.5%)

                               New Unit Openings

                            4Q Ended     4Q Ended     Year Ended   Year Ended
                            12/29/02     12/28/03      12/29/02     12/28/03
    Popeyes
     Company                     1            0            2            1
     Franchised                 20           25           87           87
    Total Domestic              21           25           89           88
     International              23           26           80           89
    Total Global                44           51          169          177
    Church's
     Company                     0            0            1            0
     Franchised                 22            7           54           23
    Total Domestic              22            7           55           23
     International              26           14           55           27
    Total Global                48           21          110           50
    Cinnabon
     Company                     0            0            5            0
     Franchised                 16            7           43           18
    Total Domestic              16            7           48           18
     International              19           20           54           43
    Total Global                35           27          102           61
    Seattle Coffee Company (1)
    Total Global                12           11           41           48
    Total                      139          110          422          336

         (1) Includes SBC units in Hawaii, on military bases and internationally only.

                                New Commitments

                            4Q Ended     4Q Ended    Year Ended   Year Ended
                            12/29/02     12/28/03     12/29/02     12/28/03
    Popeyes
     Domestic                   58           18          183           55
     International             253           21          363           67
    Total Global               311           39          546          122
    Church's
     Domestic                   40            2          138            9
     International              53           84          101          156
    Total Global                93           86          239          165
    Cinnabon
     Domestic                   11            2           76            6
     International              37            1           65           23
    Total Global                48            3          141           29
    Seattle Coffee Company (1)
    Total Global                20            0           50            9
    Total                      472          128          976          325

         (1) Includes SBC units in Hawaii, on military bases and internationally only.

                                  Unit Count
                                                     4Q Ended       4Q Ended
                                                     12/29/02       12/28/03
    Popeyes
     Company                                              96             80
     Franchised                                        1,298          1,367
    Total Domestic                                     1,394          1,447
     International                                       318            359
    Total Global                                       1,712          1,806
    Church's
     Company                                             284            282
     Franchised                                          963            953
    Total Domestic                                     1,247          1,235
     International                                       262            286
    Total Global                                       1,509          1,521
    Cinnabon
     Company                                              84             75
     Franchised                                          369            366
    Total Domestic                                       453            441
     International                                       159            185
    Total Global                                         612            626
    Seattle Coffee Company (1)
    Total Global                                          91            138
    Total                                              3,924          4,091

         (1) Includes SBC units in Hawaii, on military bases and internationally only.

 Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the restatement of the our financial statements, the delisting of our securities from the Nasdaq National Market, adverse effects of litigation or regulatory actions arising in connection with the restatement of our financial statements, the inability to attract and retain additional qualified management personnel, our ability to comply with covenants contained in our credit facility, the cost and availability of our principal food products, labor shortages or increased labor costs, our ability to franchise new units and expand our brands, our and our franchisees' ability to successfully operate existing units and open new units, changes in consumer preferences and demographic trends, competition, general economic, political and regulatory conditions and the risk factors detailed in our Annual Report on Form 10-K for the year ended December 29, 2002 and the other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.